                                     CERTIFICATE


     The undersigned hereby certifies that he is the Secretary of Dean Witter Select Dimensions Investment Series (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the Trustees of the Trust on April 23, 1999 as provided in Section 9.3 of the said Declaration, said Amendment to take effect on May 1, and I do hereby further certify that such amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 23rd day of April, 1999.



                              --------------------------------
                              Barry Fink
                              Secretary

 Amendment dated April 23, 1999 to the Declaration of Trust (the " Declaration")
         of Morgan Stanley Dean Witter Select Dimensions Investment Series
                                    (the "Trust")
                                 dated June 2, 1994


WHEREAS, the Trust and its American Value Portfolio were established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to change the name of the American Value Portfolio of the Trust to "American Opportunities Portfolio", such change to be effective on May 1, 1999;

NOW, THEREFORE:

     1. The Declaration is hereby amended so that the American Value Portfolio is hereby designated the "American Opportunities Portfolio".

     2. The Trustees of the Trust hereby reaffirm the declaration, as amended, in all respects.

     3. This amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which shall constitute one and the same document.

 IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 23rd day of April, 1999.



-----------------------------------     ----------------------------------------
Michael Bozic, as Trustee               Manuel H. Johnson, as Trustee
and not individually                    and not individually
c/o Levitz Furniture Corp.              c/o Johnson Smick International Inc.
6111 Broken Sound Parkway, NW           1133 Connecticut Avenue, NW
Boca Raton, FL  33487                   Washington, D.C.  20036



-----------------------------------     ----------------------------------------
Charles A. Fiumefreddo, as Trustee      Michael E. Nugent, as Trustee
and not individually                    and not individually
Two World Trade Center                  c/o Triumph Capital, L.P.
New York, NY  10048                     237 Park Avenue
                                        New York, NY  10017



-----------------------------------     ----------------------------------------
Edwin J. Garn, as Trustee               Philip J. Purcell, as Trustee
and not individually                    and not individually
c/o Huntsman Corporation                1585 Broadway
500 Huntsman Way                        New York, NY  10048
Salt Lake City, UT  84111



-----------------------------------     ----------------------------------------
John R. Haire, as Trustee               John L. Schroeder, as Trustee
and not individually                    and not individually
Two World Trade Center                  c/o Gordon Altman Butowsky Weitzen
New York, NY  10048                       Shalov & Wein
                                        Counsel to the Independent Trustees
                                        114 West 47th Street
                                        New York, NY  10036



-----------------------------------
Wayne E. Hedien, as Trustee
and not individually
c/o Gordon Altman Butowsky Weitzen
  Shalov & Wein
Counsel to the Independent Trustees
114 West 47th Street
New York, NY  10036

STATE OF NEW YORK   )
                    )ss.:
COUNTY OF NEW YORK  )


     On this 23rd day of April 1999, MICHAEL BOZIC, CHARLES A. FIUMEFREDDO, EDWIN J. GARN, JOHN R. HAIRE, WAYNE E. HEDIEN, MANUEL H. JOHNSON, MICHAEL E. NUGENT, PHILIP J. PURCELL and JOHN L. SCHROEDER, known to me to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.




                                                  ---------------------
                                                       Notary Public